UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2010

GRAN TIERRA ENERGY INC.

(Exact name of Registrant as specified in its charter)

Nevada	98-0479924
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Commission file number:  000-52594

300, 625 - 11th Avenue S.W.
Calgary, Alberta, Canada T2R 0E1
 (Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (403) 265-3221

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Form 8-K is being filed solely to update Gran Tierra Energy Inc.’s description of its common stock.

Item 8.01. Other Events.

DESCRIPTION OF CAPITAL STOCK

Authorized Capital Stock

Our articles of incorporation, as amended, authorizes the issuance of 595,000,002 shares of our capital stock, of which 570,000,000 are designated as common stock, par value $0.001 per share, 25 million are designated as preferred stock, par value $0.001 per share, one share is designated as Special A Voting Stock, par value $0.001 per share, and one share is designated as Special B Voting Stock, par value $0.001 per share.

Capital Stock Issued and Outstanding

On December 1, 2010, the following numbers of shares of our capital stock were outstanding: 257,522,071 shares of our common stock; one share of Special A Voting Stock,  representing 7,811,112 shares of Gran Tierra Goldstrike Inc. (GTE-Goldstrike Exchangeable Shares), which are exchangeable on a 1-for-1 basis into our common stock (as described below); and  one share of Special B Voting Stock, representing 9,928,369 shares of Gran Tierra Exchangeco Inc. (GTE-Solana Exchangeable Shares), which are exchangeable on a 1-for-1 basis into our common stock (as described below).  On December 1, 2010, there were no shares of preferred stock outstanding.

The following description of our capital stock is derived from various provisions of our articles of incorporation, our bylaws, and such other documents as relate to the issuance of the two series of exchangeable shares.

Description of Common Stock

We are authorized to issue 570,000,000 shares of common stock, par value $0.001 per share. Holders of the common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. The holders of common stock vote together with the one share of Special A Voting Stock and one share of Special B Voting Stock on all matters submitted to stockholders.  As described below, the one share of Special A Voting Stock is entitled to the number of votes as is equal to the number of shares of GTE-Goldstrike Exchangeable Shares outstanding, and the one share of Special B Voting Stock is entitled to the number of votes as is equal to the number of shares of GTE-Solana Exchangeable Shares outstanding.  The trustee holding the one share of Special A Voting Stock is required to vote as directed by the holders of GTE-Goldstrike Exchangeable Shares, and the trustee holding the one share of Special B Voting Stock is required to vote as directed by the holders of GTE-Solana Exchangeable Shares.  Therefore, holders of a majority of the shares collectively of common stock, GTE-Goldstrike Exchangeable Shares and GTE-Solana Exchangeable Shares, voting (in the case of the exchangeable shares through the trustees) for the election of directors can elect all of the directors. Holders of the common stock, Special A Voting Stock and Special B Voting Stock (collectively, the “Voting Stock”), representing a majority of the voting power of the capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the voting power of the Voting Stock is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the articles of incorporation.

Holders of common stock are entitled to share, together with the holders of the GTE-Goldstrike Exchangeable Shares and the holders of GTE-Solana Exchangeable Shares, in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata, together with the holders of the GTE-Goldstrike Exchangeable Shares and the holders of GTE-Solana Exchangeable Shares, in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of the common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the common stock.

Preferred Stock

We are authorized to issue 25,000,000 shares of “blank check” preferred stock, par value $0.001 per share. The board of directors is vested with authority to divide the shares of preferred stock into series and to fix and determine the relative rights and preferences of the shares of any such series. Once authorized, the dividend or interest rates, conversion rates, voting rights, redemption prices, maturity dates and similar characteristics of the preferred stock will be determined by the board of directors, without the necessity of obtaining approval of the stockholders.

Special A Voting Stock

The one share of Special A Voting Stock was created to allow the holders of exchangeable shares, which we refer to as GTE-Goldstrike Exchangeable Shares, issued by our indirect, wholly-owned subsidiary Gran Tierra Goldstrike Inc., which we refer to as Goldstrike Exchangeco, in connection with our combination with Goldstrike, Inc. in 2005, to vote at our stockholder meetings and exercise the other rights that the holders of our common stock may exercise. The holder of the one share of Special A Voting Stock is not entitled to receive dividends or distributions, but has the right to vote on each matter on which holders of our common stock are entitled to vote and to cast that number of votes equal to the number of GTE-Goldstrike Exchangeable Shares outstanding that are not owned by us or our subsidiaries. In connection with the share exchange transaction involving the former shareholders of Gran Tierra Canada, the share of Special A Voting Stock was issued to Olympia Trust Company as trustee for the holders of GTE-Goldstrike Exchangeable Shares, or the Special A Trustee. The Special A Trustee may only cast votes with respect to the share of Special A Voting Stock based on instructions received from the holders of GTE-Goldstrike Exchangeable Shares. The GTE-Goldstrike Exchangeable Shares are described more fully below.

GTE-Goldstrike Exchangeable Shares

Each GTE-Goldstrike Exchangeable Share can be exchanged by the holder for one share of our common stock at any time, and will receive the same dividends payable on our common stock. At the time of exchange, taxes may be due from the holders of the exchange shares. The GTE-Goldstrike Exchangeable Shares have voting rights through the one share of Special A Voting Stock described above, and the holders thereof are able to vote on all matters on which the holders of our common stock are entitled to vote.

In order to exchange GTE-Goldstrike Exchangeable Shares for shares of common stock, a holder of GTE-Goldstrike Exchangeable Shares must submit a retraction request to Goldstrike Exchangeco together with the share certificate representing the GTE-Goldstrike Exchangeable Shares. 120367 Alberta Inc. is a corporation incorporated under the laws of Alberta and is a wholly-owned subsidiary of Gran Tierra Energy. Pursuant to the Voting Exchange and Support Agreement, between Goldstrike, Inc., 1203647 Alberta Inc., Goldstrike Exchangeco and Olympia Trust Company, or the Goldstrike Voting Exchange and Support Agreement, 120367 Alberta Inc. has an overriding right to purchase any GTE-Goldstrike Exchangeable Shares for which a retraction request has been submitted by providing the holder of the GTE-Goldstrike Exchangeable Shares subject to a retraction request with one share of Gran Tierra Energy common stock for each GTE-Goldstrike Exchangeable Share. Pursuant to the Goldstrike Voting Exchange and Support Agreement, Gran Tierra Energy is obligated to deliver shares of its common stock to 120367 Alberta Inc. in order to satisfy the obligations of 120367 Alberta Inc.

Holders of GTE-Goldstrike Exchangeable Shares have the right to instruct the Special A Trustee to cause 120367 Alberta Inc. to purchase GTE-Goldstrike Exchangeable Shares for shares of Gran Tierra Energy common stock if Goldstrike Exchangeco becomes insolvent or institutes insolvency proceedings. In addition, 120367 Alberta Inc. will be deemed to have purchased the GTE-Goldstrike Exchangeable Shares for shares of common stock if we are subject to liquidation, wound up or dissolved.

The GTE-Goldstrike Exchangeable Shares are subject to retraction by Goldstrike Exchangeco for shares of Gran Tierra Energy common stock at the earlier of: (i) November 10, 2012; (ii) the date that less than 10% of the issued and outstanding GTE-Goldstrike Exchangeable Shares are held by parties not affiliated with us; (iii) the date when the holders of GTE-Goldstrike Exchangeable Shares fail to take action with respect to the approval or disapproval of a sale of all or substantially all of the assets of Goldstrike Exchangeco when requested to do so by us; or (iv)  if there is a change of control transaction with respect to us. 120367 Alberta Inc has the right to purchase all GTE-Goldstrike Exchangeable Shares for common stock on the occurrence of any of these retraction events or if Goldstrike Exchangeco is being liquidated. In addition, we have the right to purchase (or to cause 120367 Alberta Inc. to purchase) all GTE-Goldstrike Exchangeable Shares if there is a change of law that permits holders of GTE-Goldstrike Exchangeable Shares to exchange their shares for shares of common stock on a basis that will not require holders to recognize a capital gain for Canadian tax purposes.

Special B Voting Stock

The one share of Special B Voting Stock was designated to allow former shareholders of Solana who elected, pursuant to the terms of the business combination of Gran Tierra Energy with Solana on November 14, 2008, to receive exchangeable shares, or GTE-Solana Exchangeable Shares, of our indirect, wholly-owned subsidiary Gran Tierra Exchangeco Inc., which we refer to as Solana Exchangeco, in lieu of shares of Gran Tierra Energy common stock, to vote at our stockholder meetings. The holder of the one share of Special B Voting Stock is not entitled to receive dividends or distributions, but has the right to vote on each matter on which holders of our common stock are entitled to vote and to cast that number of votes equal to the number of GTE-Solana Exchangeable Shares outstanding that are not owned by us or our affiliates. In connection with the Arrangement, and pursuant to the Voting and Exchange Trust Agreement between Solana Exchangeco, Gran Tierra Energy and Computershare Trust Company of Canada, or the Exchangeco Voting and Exchange Trust Agreement, the share of Special B Voting Stock was issued to Computershare Trust Company of Canada as trustee for the holders of GTE-Solana Exchangeable Shares, or the Special B Trustee. The Special B Trustee may only cast votes with respect to the share of Special B Voting Stock based on instructions received from the holders of GTE-Solana Exchangeable Shares. The GTE-Solana Exchangeable Shares are described more fully below.

GTE-Solana Exchangeable Shares

Under the terms of the Arrangement Agreement pursuant to which Gran Tierra Energy and Solana combined, certain Canadian Solana shareholders received GTE-Solana Exchangeable Shares instead of shares of Gran Tierra Energy common stock. Each GTE-Solana Exchangeable Share can be exchanged by the holder for one share of our common stock at any time, and will receive the same dividends payable on our common stock. At the time of exchange, taxes may be due from the holders of the exchange shares. The GTE-Solana Exchangeable Shares have voting rights through the one share of Special B Voting Stock described above, and the holders thereof are able to vote on all matters on which the holders of our common stock are entitled to vote.

In order to exchange the GTE-Solana Exchangeable Shares for shares of Gran Tierra Energy common stock, a holder of GTE-Solana Exchangeable Shares must submit a retraction request to Solana Exchangeco together with the share certificate representing the GTE-Solana Exchangeable Shares to be redeemed. Pursuant to the GTE-Solana Exchangeable Share Provisions and the Support Agreement, dated November 14, 2008 between Gran Tierra Energy, Gran Tierra Callco ULC, a corporation incorporated under the laws of Alberta and a direct wholly-owned subsidiary of Gran Tierra Energy, or Callco, and Solana Exchangeco, or the Support Agreement, Callco has an overriding retraction call right to purchase all of the GTE-Solana Exchangeable Shares for a price per GTE-Solana Exchangeable Share equal to one share of corresponding Gran Tierra Energy common stock and (provided that the GTE-Solana Exchangeable Shares are held on the applicable dividend record date), on the payment date for any declared and unpaid dividends, an amount in cash equal to such dividends on that GTE-Solana Exchangeable Share less any amount withheld on account of tax, or the Purchase Price. A holder of GTE-Solana Exchangeable Shares may revoke their retraction request in writing to Solana Exchangeco by close of business on the business day prior to the date specified in the retraction request; however, in the event that the retraction request is not revoked by the holder and Callco does not exercise its right to override the holder’s retraction request, Solana Exchangeco will redeem the retracted shares on the date specified in the retraction request.

If, as a result of solvency requirements or applicable law, Solana Exchangeco is not permitted to redeem all of the GTE-Solana Exchangeable Shares identified in the retraction request, and Callco has not exercised its retraction call right, Solana Exchangeco will redeem only those retracted GTE-Solana Exchangeable Shares tendered by the holder as would not be contrary to provisions of applicable law. The Special B Trustee, on behalf of the holder of any retracted shares not so redeemed by Solana Exchangeco or purchased by Callco, will require Gran Tierra Energy to purchase the unredeemed retracted shares on the date set forth in the retraction request.

The GTE-Solana Exchangeable Shares are subject to redemption by Solana Exchangeco for shares of common stock at the earlier of: (i) November 14, 2013; (ii) the date that there are issued and outstanding less than 25,285,358 GTE-Solana Exchangeable Shares not held by Gran Tierra Energy or its affiliates, subject to the approval of the board of directors of Solana Exchangeco; (iii) a Gran Tierra Energy control transaction, being any merger, amalgamation, tender offer, material sale of shares or rights or interests therein or thereto or similar transactions involving Gran Tierra Energy, or any proposal to carry out the same, and upon the determination of the board of directors of Solana Exchangeco that such redemption is necessary to effectuate the control transaction; (iv) any proposal subject to the vote of holders of GTE-Solana Exchangeable Shares, as shareholders of Solana Exchangeco, the bona fide purpose of which the board of directors of Solana Exchangeco determines is not practicable, excluding matters related to the equivalence of the rights of GTE-Solana Exchangeable Shares and Gran Tierra Energy common stock, and matters in respect of which holders of GTE-Solana Exchangeable Shares are entitled to vote, or to direct the Special B Trustee to vote, under the Solana Exchangeco Voting and Exchange Trust Agreement; or (v) the date when holders of GTE-Solana Exchangeable Shares fail to approve or disapprove, as applicable, a proposed change in the terms of the GTE-Solana Exchangeable Shares where the approval or disapproval of such proposed change is required to maintain their economic equivalence to shares of common stock.

Callco has an overriding redemption call right to purchase all of the GTE-Solana Exchangeable Shares not held by Gran Tierra Energy or its affiliates upon the occurrence of one of the above described redemption events.  Upon exercise of Callco’s redemption call right, holders of GTE-Solana Exchangeable Shares will be obligated to sell their GTE-Solana Exchangeable Shares to Callco and Solana Exchangeco’s right and obligation to redeem the GTE–Solana Exchangeable Shares will terminate upon payment by Callco of the Purchase Price for the GTE–Solana Exchangeable Shares.

Gran Tierra Energy has an overriding right to purchase, or cause Callco to purchase, all GTE–Solana Exchangeable Shares for common stock in the event of a change of law that permits holders of GTE-Solana Exchangeable Shares to exchange their GTE-Solana Exchangeable Shares for shares of common stock on a basis that will not require holders to recognize a gain or loss for Canadian tax purposes.  In addition, subject to applicable law, Solana Exchangeco may at any time and from time to time purchase for cancellation all or any part of the outstanding GTE-Solana Exchangeable Shares.

Holders of GTE-Solana Exchangeable Shares have the right to instruct the Special B Trustee to cause Gran Tierra Energy to purchase GTE-Solana Exchangeable Shares for shares of common stock if Solana Exchangeco becomes insolvent or institutes insolvency proceedings. In addition, Gran Tierra Energy will be deemed to have purchased the GTE-Solana Exchangeable Shares for shares of common stock if we are subject to liquidation, wound up or dissolved.

Options

As of December 1, 2010, options representing the right to purchase 11,238,355 shares of common stock are issued and outstanding at a weighted average exercise price of $3.44.  The outstanding options were granted pursuant to our 2007 Equity Incentive Plan, which is an amendment and restatement of our 2005 Equity Incentive Plan, to certain of our employees, officers and employee-directors and are exercisable for 10 years from the date of grant, or earlier if granted in exchange for options granted in connection with our combination with Solana.

Warrants

As of December 1, 2010, the following warrants were issued and outstanding:

·
Warrants representing the right to purchase 151,250 shares of our common stock. The outstanding warrants were issued on varying dates between September 2005 and February 2006, and are exercisable for five years from the date of issuance at an exercise price of $1.25 per share.

·
Warrants representing the right to purchase 4,011,600 shares of our common stock. The outstanding warrants are exercisable until June 2012 at an exercise price of $1.05 per share. The warrants can be called by us if our common stock trades above $3.50 for 20 consecutive days.

Indemnification; Limitation of Liability

Nevada Revised Statutes, or NRS, Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to our best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe his/her conduct was unlawful.

Under NRS Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined such officer or director did not meet the standards.

Our bylaws include an indemnification provision under which we have the power to indemnify our directors, officers, employees and former directors, officers and employees (including heirs and personal representatives) to the fullest extent permitted under Nevada law.

Our articles of incorporation and bylaws provide a limitation of liability in that no director or officer shall be personally liable to Gran Tierra Energy or any of its shareholders for damages for breach of fiduciary duty as director or officer involving any act or omission of any such director or officer, provided there was no intentional misconduct, fraud or a knowing violation of the law, or payment of dividends in violation of NRS Section 78.300.

Our employment agreements with certain of our executive officers contain provisions which require us to indemnify them for costs, charges and expenses incurred in connection with (i) civil, criminal or administrative actions resulting from the executive officers service as such and (ii) actions by or on behalf of Gran Tierra Energy to which the executive officer is made a party. We are required to provide such indemnification if (i) the executive officer acted honestly and in good faith with a view to the best interests of Gran Tierra Energy, and (ii) in the case of a criminal or administrative proceeding or proceeding that is enforced by a monetary policy, the executive officer had reasonable grounds for believing that his conduct was lawful.

We have also entered into an indemnity agreement with all of our officers and directors. The agreement provides that we will indemnify officers and directors to the fullest extent permitted by law, including indemnification in third party claims and derivative actions. The agreement also provides that we will provide an advancement for expenses incurred by the officers or directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Anti-Takeover Effects of Provisions of Nevada State Law

We may be or in the future we may become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and if the corporation does business in Nevada or through an affiliated corporation.

The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares is sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (1) one-fifth or more but less than one-third, (2) one-third or more but less than a majority, or (3) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to take away voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.

Nevada’s control share law may have the effect of discouraging corporate takeovers.

In addition to the control share law, Nevada has a business combination law, which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of Gran Tierra Energy from doing so if it cannot obtain the approval of our board of directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 10, 2010		GRAN TIERRA ENERGY INC.

	By:	/s/ Martin Eden
Martin Eden
Chief Financial Officer